Exhibit 32.1
Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     The undersigned, the Chief Executive Officer and the Chief Financial Officer of Avalon Pharmaceuticals, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:
(a)	The Form 10-Q of the Company for the quarter ended June 30, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(b)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2006	/s/ Kenneth C. Carter
Kenneth C. Carter, Ph.D.
President and Chief Executive Officer

/s/ Gary Lessing
Gary Lessing
Executive Vice President and Chief Financial Officer